UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☒       Filed by Party other than Registrant   ☐

Check the appropriate box:
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☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting Materials pursuant to Rule 14a-11(c) or Rule 14a-12

SHINER INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

Dear Shareholders:

We are very pleased to invite you to attend the 2009 annual meeting of shareholders of Shiner International, Inc., a Nevada corporation, to be held the offices of Buchanan Ingersoll & Rooney PC, located at Two Liberty Place, 50 S. 16th Street, Suite 3200, Philadelphia, PA 19102, on June 5, 2009 at 10:00 a.m. Eastern Daylight Time.

Details of the business to be conducted at the meeting are given in the attached notice of annual meeting and proxy statement.

Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the annual meeting. We encourage you to read the enclosed proxy statement carefully and to vote by proxy as promptly as possible because a failure to do so could cause a delay in the annual meeting and additional expense to Shiner. You may vote by mail or by Internet in advance of the meeting.  This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the annual meeting. If you do decide to attend the annual meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.

Thank you for your cooperation and your support and interest in Shiner International, Inc.

Yuet Ying	Jian Fu
Chairman	Chief Executive Officer

SHINER INTERNATIONAL, INC.
19/F, Didu Building, Pearl River Plaza
No. 2 North Longkun Road
Haikou, Hainan Province, China 570125

NOTICE OF ANNUAL MEETING

To be held on June 5, 2009
__________________________________________

The 2009 annual meeting of shareholders of Shiner International, Inc., a Nevada corporation, will be held at the offices of Buchanan Ingersoll & Rooney PC, located at Two Liberty Place, 50 S. 16th Street, Suite 3200, Philadelphia, PA 19102, on June 5, 2009 at 10:00 a.m. Eastern Daylight Time, and at any adjournments thereof, for the following purposes:

1.	To elect our Board of Directors to serve until our 2010 annual meeting of shareholders, or such later time as their successors may be elected and are qualified;

2.	To approve stock option grants we made to our independent directors, subject to shareholder approval; and

3.	To transact such other business as may properly come before the meeting.

A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. Only shareholders of record of at the close of business on April 17, 2009 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to be present at the meeting, we urge you to vote your shares promptly. You can vote your shares in advance of the meeting in two ways:

•	via the Internet at the website indicated on your proxy card; or

•	by returning the enclosed proxy card.

By Order of the Board of Directors

Feng Zou
Corporate Secretary

Haikou, Hainan Province, China
April 30, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2009

Shiner's notice of annual meeting, proxy statement, proxy card and annual report on Form 10-K for the year ended December 31, 2008 are also available to you on the Internet at www.shinerinc.com/annualmeeting.html.

SHINER INTERNATIONAL, INC.
19/F, Didu Building, Pearl River Plaza
No. 2 North Longkun Road
Haikou, Hainan Province, China 570125

PROXY STATEMENT

2009 Annual Meeting of Shareholders

June 5, 2009

The Board of Directors of Shiner International, Inc. is soliciting proxies for use at the annual meeting of shareholders to be held at the offices of Buchanan Ingersoll & Rooney PC, located at Two Liberty Place, 50 S. 16th Street, Suite 3200, Philadelphia, PA 19102, on June 5, 2009 at 10:00 a.m. Eastern Daylight Time, and at any adjournments thereof.  The attached notice of annual meeting, this proxy statement, the enclosed proxy card, and our annual report on Form 10-K for 2008 (which is not part of the proxy soliciting materials) are being sent to all holders of record of our common stock entitled to receive such materials and vote on or about April 30, 2008.

Frequently Asked Questions About the Annual Meeting

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our 2009 annual meeting of shareholders and at any adjournment or postponement.

You are invited to attend the annual meeting. It takes place on June 5, 2009, beginning at 10:00 a.m., Eastern Daylight Time, at the offices of Buchanan Ingersoll & Rooney PC, located at Two Liberty Place, 50 S. 16th Street, Suite 3200, Philadelphia, PA.  See the inside back cover of this proxy statement for directions.

Shareholders will be admitted to the annual meeting beginning at 9:30 a.m., Eastern Daylight Time.

Do I need to present identification to attend the annual meeting?

Yes.  You will need to present valid personal identification (i.e., a current driver's license or valid passport) and proof of stock ownership to be admitted to Two Liberty Place to attend the annual meeting. If you plan to attend the annual meeting, please vote your proxy but bring the notice of annual meeting attached to this proxy statement or a bank or brokerage account statement showing your Shiner stock ownership with you to the annual meeting.

What will be voted on at the annual meeting?

We are aware of two items to be voted on by shareholders at the annual meeting:

•	Election of five directors (Proposal One): Yuet Ying, Jian Fu, Brian G. Cunat, Arnold Staloff and Marshall Cogan; and

•
Approval of Stock Option Grants to Our Independent Directors (Proposal Two):   To consider and act upon a proposal to approve stock option grants we made to our independent directors, subject to shareholder approval.

Does Shiner have a recommendation on voting?

Yes. The Board of Directors recommends that you vote “FOR” each of the proposals set forth in this proxy statement.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock at the close of business on April 17, 2009 are eligible to vote at the annual meeting. On the record date, there were 24,650,000 shares of our common stock outstanding.

What shares can I vote?

You may vote all shares owned by you as of April 17, 2009. This includes all shares you hold directly as the record holder and all shares you hold indirectly as the beneficial owner.

How many votes will I have?

Holders of our common stock will have one vote for each share held of record on April 17, 2009.

What is the difference between record ownership and beneficial ownership?

Most shareholders own their shares through a stockbroker or other nominee rather than directly in their own names. There are some differences in how to vote, depending on how you hold your shares.

You are the record owner of shares if those shares are registered directly in your name with our transfer agent. If you are a record owner, these proxy materials are being sent to you directly from our transfer agent, StockTrans, Inc.

You are the beneficial owner of shares if you hold those shares in “street name” through a broker, bank or other holder of record. If you are a beneficial owner, these proxy materials are being sent to you through your broker, bank or other holder of record, together with a voting instruction card.

How do I vote?

You may vote on all matters that come before the meeting using any of the following methods:

•      By Mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

•      On the Internet

The Internet voting procedures established by Shiner for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.  Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on June 4, 2009.

The website for Internet voting is www.votestock.com. Please have your proxy card handy when you go online. Easy to follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.  If you vote on the Internet, you do not have to return your proxy card.

The availability of Internet (and telephone) voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If your broker, bank or other holder of record permits you to vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

•      In person at the annual meeting

All shareholders may vote in person at the annual meeting. You may also be represented by another person at the annual meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the annual meeting. Your vote is important. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	written notice to our Corporate Secretary;

•	timely delivery of a valid, later-dated proxy or a later-dated vote on the Internet; or

•	voting by ballot at the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, bank or other holder of record. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question.

All votes that have been properly cast and not revoked will be voted at the annual meeting.

What vote is required to approve each proposal?

•
Election of five directors (Proposal One).   The five nominees for director receiving the highest number of affirmative votes cast in person or by proxy at the annual meeting will be elected. If you mark your proxy so as to withhold your vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

•
Approval of Stock Option Grants (Proposal Two).  The affirmative vote of a majority of the votes cast on Proposal Two is required to approve the stock option grants we made to our independent directors, subject to shareholder approval.

In order to have a valid shareholder vote, a shareholder quorum must exist at the annual meeting.  A quorum will exist when shareholders holding a majority of the issued and outstanding shares of our common stock are present at the meeting, either in person or by proxy.  Proxies received but marked as abstentions and “broker non-votes” will be counted as present for purposes of determining whether a quorum exists for the annual meeting.  Abstentions and broker non-votes on a proposal will not be considered votes cast on that proposal and, therefore, will not be counted for purposes of determining the outcome of a proposal.  Broker non-votes occur when brokers or nominees have not received instructions from beneficial owners or persons entitled to vote and the brokers or nominees do not have discretionary voting power under the applicable rules of the stock exchange or other self regulatory organization of which they are members.

How will my proxy be voted?

Shares represented by a properly executed and returned proxy will be voted at the meeting in accordance with the directions noted on the proxy card. If you sign and return the proxy card but do not make specific choices, the proxy holders named in the proxy card will vote your shares “FOR” the election of all nominees for director recommended by the board and listed on the proxy card and "FOR" Proposal Two. Jian Fu and Qingtao Xing, our chief executive officer and president, respectively, have agreed to act as proxy holders.

Who counts the votes cast at the annual meeting?

Our inspector of election will tabulate votes at the annual meeting. The inspector of election’s duties include determining the number of shares represented at the meeting and entitled to vote, determining the qualification of voters, conducting and accepting the votes, and, when the voting is completed, ascertaining and reporting the number of shares voted, or withheld from voting with respect to the election of directors and voted for, against or abstaining from voting, with respect to Proposal Two.

Can I receive materials relating to annual shareholder meetings electronically?

To assist Shiner in reducing costs related to the annual meeting, shareholders who vote via the Internet may consent to electronic delivery of mailings related to future annual shareholder meetings. We also make our proxy statements and annual reports available online and may eliminate mailing hard copies of these documents to those shareholders who consent in advance to electronic distribution. If you hold shares in your own name and you are voting via the Internet, you may consent online when you vote. If you hold shares through an intermediary, such as a bank or broker, please refer to the information provided by your bank or broker for instructions on how to consent to electronic distribution.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

The size of our Board of Directors has been set at five directors by action of the Board of Directors.  Set forth below are the names, ages (as of April 25, 2009), principal occupations, and length of service of each of the members of our Board of Directors.

Yuet Ying	55
Mr. Ying has served as Chairman of our Board of Directors since July 2007. Prior to that, Mr. Ying served as chairman and a director of Sino Palace from January 2004 to July 2007. He served as chairman of Hainan Modern Technology Group from 1996 to December 2003. Mr. Ying holds a Bachelor’s Degree in Management from the Institute of the CPC Party School and an Advanced certificate of MBA studies from Renmin People’s University.

Jian Fu	44
Mr. Fu joined our Board of Directors in July 2007.  He has served as our Chief Executive Officer since July 2007. Prior to that, Mr. Fu served as chief executive officer and a director of Sino Palace Holdings Limited from January 2004 to July 2007. He worked at Hainan Plastic Industrial Co., Ltd. as Vice-Chairman of the Hainan Modern Technology Group from 1998 to December 2003 and as General Manager from 1985 to 1997. Mr. Fu holds a undergraduate degree in Plastic Engineering Technique from South China Institute of Technology and an Advanced Certificate of MBA studies from Renmin University.

Brian G. Cunat	52
Mr. Cunat joined our Board of Directors in November 2007.  He has served as the president of Cunat, Inc., a land development, construction and property management firm since 1976. Since October 2007, he also has served as chairman of Golden Eagle Community Bank, a full service bank that he founded. From 1996 to November 2005, he was the vice chairman of the board for Illinois State Bank, a bank that he founded in 1996. From 1993 to March 2004, Mr. Cunat was president of Royal Japan Corporation, a real estate development and property management firm based in Japan.  Mr. Cunat has been active on many charitable and community organizations, including Kiwanis International President, Family Services and Community Mental Health, Home Builders Association, and Chicagoland Apartment Association. In 1997, he received the Entrepreneur of the Year Award from Ernst and Young and Inc. Magazine.

Joseph S. Rizzello	61
Mr. Rizzello joined our Board of Directors in November 2007.  He has served as the chief executive officer of National Stock Exchange, Inc. (“NSX”), the first all-electronic stock exchange in the United States and one of the largest stock markets in the United States since October 2006. Mr. Rizzello has also served as the chairman of the board of directors and chief executive officer of NSX Holdings, Inc., the parent company to NSX, since October 2006. Prior to that, Mr. Rizzello served as special advisor to the NSX chief executive officer and board of directors from September 2004 to October 2006. He served as a director on NSX’s Board from January 2002 to September 2004. From January 2001 to December 2003, Mr. Rizzello was managing director of Pershing LLC, a Bank of New York subsidiary and a leading global provider of securities processing and investment-related products and services. In addition, he served as president of Pershing Trading Company, LP from January 2002 to December 2003.

Arnold Staloff	64
Mr. Staloff joined our Board of Directors in November 2007. From December 2005 to May 2007, Mr. Staloff served as chairman of the board of SFB Market Systems, Inc., a New Jersey-based company that provides technology solutions for the management and generation of options series data. From March 2003 to December 2005, Mr. Staloff was an independent consultant. From June 1990 to March 2003, Mr. Staloff served as president and Chief Executive Officer of Bloom Staloff Corporation, an equity and options market-making firm and foreign currency options floor broker. Mr. Staloff served as a director for Lehman Brothers Derivative Products Inc. from 1994 until October 2008.  Mr. Staloff has served on the boards of directors of AgFeed Industries, Inc., a feed manufacturing and hog farm production company, since 2007 and SmartHeat Inc. since 2008.

Composition of the Board

Our Board of Directors oversees our business and affairs and monitors the performance of management. Management is responsible for the day-to-day operations of our company. As of the date of this proxy statement, our board has five directors. Our board has determined that each of Messrs. Cunat, Rizzello and Staloff are "independent directors" within the meaning of applicable Nasdaq Stock Market rules and the rules promulgated by the Securities and Exchange Commission ("SEC").

During 2008, the board met one time. We had three standing committees in 2008.  Those committees consisted of an audit committee, compensation committee and nominating committee.  Each of our directors attended at least 75% of the meetings of the board and meetings of the committees on which they served that were held in 2008.  We strongly encourage our Board of Directors to attend our annual meeting of shareholders.

Committees of the Board

The table below provides 2008 membership and meeting information for each of the committees.

Name	Audit		Compensation		Nominating

Yuet Ying

Brian Cunat	X		X		X	*

Jian Fu

Joseph Rizzello	X		X	*	X

Arnold Staloff	X	*	X		X

2008 Meetings	4		0		0
2008 Consents	0		0		0

* Committee Chair

Audit Committee

The audit committee is responsible for: monitoring the quality, reliability and integrity of the accounting policies and financial statements of Shiner; overseeing our compliance with legal and regulatory requirements; reviewing the independence, qualifications and performance of our internal and external auditors; overseeing the performance of Shiner's internal audit function and independent auditors; reviewing and monitoring the provisions of non-audit services performed by our independent auditors; and preparing a committee report as required by the SEC to be included in our annual proxy statement.  Our Board of Directors has made an affirmative determination that each member of the audit committee (a) is an “independent director” as that term is defined by Nasdaq Marketplace Rules and (b) satisfies Nasdaq Marketplace Rules relating to financial literacy and experience. Our Board of Directors has adopted a written audit committee charter, a copy of which may be viewed on the "Annual Meeting" page of our website located at www.shinerinc.com/annualmeeting.html or a printed copy may be obtained by making a written request to Ms. Feng Zou, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125.

Audit Committee Financial Expert

The board has examined the composition of the audit committee in light of the listing standards of the Nasdaq Stock Market and the regulations under the Securities Exchange Act of 1934 ("Exchange Act") applicable to audit committees. Based upon this examination, the Board of Directors has determined that each of the audit committee members is an “independent” director within the meaning of such listing standards and the Exchange Act and the rules and regulations thereunder. Mr. Staloff qualifies as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.

Compensation Committee

The compensation committee is responsible for recommending compensation arrangements for our executive officers; evaluating the performance of our chief executive officer; and administering our compensation plans. All members of the compensation committee are independent under the standards for independence established by the applicable Nasdaq Marketplace Rules. Our Board of Directors has adopted a written compensation committee charter, a copy of which may be viewed on the "Annual Meeting" page of our website located at www.shinerinc.com/annualmeeting.html or a printed copy may be obtained by making a written request to Ms. Feng Zou, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125.

Compensation Committee Interlocks and Insider Participation

During fiscal 2008 and as of the date of this proxy statement, none of the members of the compensation committee was or is an officer or employee of Shiner, and no executive officer of Shiner served or serves on the compensation committee or board of any company that employed or employs any member of Shiner's compensation committee or Board of Directors.

Nominating Committee

The nominating committee is responsible for, among other thing, assisting the board in identifying individuals qualified to become members of the board and executive officers, selecting, or recommending that the board select, director nominees for election as directors by the shareholders, developing and recommending to the board a set of effective governance policies and procedures applicable to Shiner, and recommending to the board director nominees for each committee. All members of the nominating committee are independent under the standards for independence established by the applicable Nasdaq Marketplace Rules. The nominating committee acts under a written charter adopted by our Board of Directors (a copy of which may be viewed on the "Annual Meeting" page of our website located at www.shinerinc.com/annualmeeting.html or a printed copy may be obtained by making a written request to Ms. Feng Zou, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125).

Director Compensation

The following table provides information concerning the compensation of our non-executive directors for the period from January 1, 2008 through December 31, 2008.

Name	Fees Earned or Paid in Cash ($)		Total ($)

Brian G. Cunat	30,000		30,000
Joseph S. Rizzello	30,000		30,000
Arnold Staloff	40,000		40,000
Yuet Ying	6,511	(1)	6,511

(1)	Mr. Ying received annual base compensation in Chinese Yuan Renminbi (RMB) of RMB44,417. Based on a conversion rate of RMB1 = $0.1466 at December 31, 2008, this was approximately $6,498 for 2008.

Narrative to Director Compensation Table.

Our chief executive officer does not receive any compensation for serving on the Board of Directors.  During 2008, we paid the following annual compensation to our non-executive directors: Mr. Ying received approximately $6,511 in cash, Messrs. Cunat and Rizzello received $30,000 in cash and Mr. Staloff received $40,000 in cash year, which included $10,000 for serving as chairman of our audit committee.

Shareholder Communications

Our shareholders may communicate directly with the members of the Board of Directors or individual members by writing directly to it or them, care of Ms. Feng Zou, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125).  Shareholders are required to provide appropriate evidence of their stock ownership with any communications. Communications received in writing are distributed to our board or to individual directors as appropriate depending on the facts and circumstances outlined in the communication received.

CORPORATE GOVERNANCE MATTERS

Code of Conduct

We have adopted a code of conduct that applies to our chief executive officer, chief financial officer and all of our other officers, employees and directors, a copy of which may be viewed on the "Corporate Governance" page of our website located at www.shinerinc.com/inves_cg.html or a printed copy may be obtained by making a written request to Ms. Feng Zou, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125.

Transactions with Related Persons

We are not a party to any transactions required to be disclosed pursuant to Item 404 of Regulation S-K, including any transaction between us and any officer, director or affiliates of Shiner that has a value in excess of $120,000.

Related Party Transaction Approval Policy

It is our policy that the audit committee review and approve in advance all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC. If advance approval is not feasible, the audit committee must approve or ratify the transaction at the next scheduled meeting of the committee. Transactions required to be disclosed pursuant to Item 404 include any transaction between Shiner and any officer, director or certain affiliates of Shiner that has a value in excess of $120,000. In reviewing related party transactions, the audit committee evaluates all material facts about the transaction, including the nature of the transaction, the benefit provided to Shiner, whether the transaction is on commercially reasonable terms that would have been available from an unrelated third-party and any other factors necessary to its determination that the transaction is fair to Shiner.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and persons who are the beneficial owners of more than 10% of our common stock to file reports of their ownership and changes in ownership of our equity securities with the SEC. The reporting persons are required by SEC regulation to furnish us with copies of all Section 16 reports they file. Based on a review of the copies of such forms furnished to us and other written representations that no other reports were required during the year ended December 31, 2008, we believe our directors, executive officers and greater than ten percent beneficial owners timely filed all Section 16(a) reports required during the year, with the following exceptions:  Jian Fu, our chief executive officer, did not timely file a "Statement of Changes in Beneficial Ownership of Securities" on Form 4 to report his indirect beneficial ownership of shares of our common stock and warrants to acquire shares of our common stock acquired by his spouse in October 2007; and XueZhu Xu, our chief financial officer, did not timely file a "Statement of Changes in Beneficial Ownership of Securities" on Form 4 to report her indirect beneficial ownership of shares of our common stock and warrants to acquire shares of our common stock acquired by her daughter in October 2007.  Form 4s were filed reflecting these transactions on April 1, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information, as of April 17, 2009, concerning (a) each person that is known to us to be the beneficial owner of more than 5% of Shiner’s common stock; (b) each of our named executives; (c) each director; and (d) all of the directors and executive officers as a group. Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent spouses share authority under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC. At the close of business on April 17, 2009, we had 24,650,000 shares of common stock outstanding.  In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of April 17, 2009 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned (2)

Yuet Ying	11,720,908		47.55%

Jian Fu	58,650	(3)	*

Qingtao Xing	0		—

XueZhu Xu	46,000	(4)	*

MingBao Li	0		—

Brian Cunat	30,000	(5)	*

Joseph Rizzello	63,000	(6)	*

Arnold Staloff	112,534	(7)	*

All officers and directors as a group (8 persons)	12,031,092		48.81%

*	Less than 1 percent

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Shiner, 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125.

(2)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(3)
The shares reported include 51,000 shares held by Mr. Fu's spouse and warrants to purchase 7,650 shares of common stock exercisable until October 25, 2010 at $6 per share. Mr. Fu disclaims beneficial ownership of the shares and warrants held by his spouse.

(4)
The shares reported include 40,000 shares held by Ms. Xu's daughter and warrants to purchase 6,000 shares of common stock exercisable until October 16, 2010 at $6.00 per share.  Ms. Xu disclaims beneficial ownership of the shares and warrants held by her daughter.

(5)
Mr. Cunat's address is 5400 W. Elm St., Suite 110, McHenry, IL 60050 U.S.A.  The shares reported include 10,000 shares issuable upon the exercise of currently exercisable options granted to Mr. Cunat and, subject to shareholder approval (see Proposal Two), 20,000 shares issuable upon the exercise of options that will become exercisable on June 6, 2009.

(6)
Mr. Rizzello's address is P.O. Box 322, Exton, PA 19341 U.S.A.  The shares reported include warrants to purchase 3,000 shares of common stock exercisable until October 22, 2010 at $6 per share and 10,000 shares issuable upon the exercise of currently exercisable options granted to Mr. Rizzello and, subject to shareholder approval (see Proposal Two), 30,000 shares issuable upon the exercise of options that will become exercisable on June 6, 2009.

(7)
Mr. Staloff's address is 1605 Mayflower Lane, Cherry Hill, NJ 08003 U.S.A.  The shares reported include warrants to purchase 10,700 shares of common stock exercisable until October 22, 2010 at $6 per share and 10,000 shares issuable upon the exercise of currently exercisable options granted to Mr. Staloff and, subject to shareholder approval (see Proposal Two), 20,000 shares issuable upon the exercise of options that will become exercisable on June 6, 2009.

EXECUTIVE OFFICERS AND COMPENSATION INFORMATION

EXECUTIVE OFFICERS

Our executive officers, in addition to Messrs. Ying and Fu, are listed below:

Qingtao Xing	32
Mr. Xing became President of Shiner in May 2008, having joined Shiner in January 2008, serving as Shiner's vice president for strategic initiatives.  Prior to joining Shiner, Mr. Xing worked as a project development associate for LaSalle Investment Management from July 2007 to January 2008, as managing partner of New Frontiers Investment Management from May 2007 to January 2008 and as a summer intern for Citigroup Property Investors in Hong Kong during 2006.  Mr. Xing received his Master of Professional Studies from Cornell University in 2007 and holds a Bachelor's degree from Tongji University. Prior to attending Cornell, Mr. Xing was associated with two real estate companies in China, developing residential and commercial properties. Mr. Xing is the son-in-law of our Chairman, Mr. Ying.

XueZhu Xu	47
Ms. Xu has served as our Chief Financial Officer since July 2007. Prior to that, Ms. Xu served as chief financial officer of Sino Palace from January 2004 to July 2007. She worked at Hisense Company Limited as Chief Financial Officer from 1996 to December 2003. From 1990 to 1996 Ms. Xu worked as an accounting manager at Hainan Hisense Group. She worked as the accounting manager in Hainan WenChang Foreign Trade Co. from 1981 to 1990. Ms. Xu graduated from Hainan Supply and Marketing School in 1981 with a Bachelor’s Degree in Accounting. She received an Advanced certificate of MBA studies from Renmin University in 2004.

MingBao Li	43
Mr. Li has served as our Chief Operating Officer since January 1, 2008, having served as our vice president of technology from July 2007 through December 2007. Prior to that, Mr. Li served as general manager of our subsidiary, Hainan Shiner Industrial Co., Ltd., from January 2003 to March 2005 and as its Chairman from July 2004 to July 2007. He served as general manager of our subsidiary, Hainan Shiny-day Color Printing Packaging Co., Ltd., from September 2003 to May 2004. From October 1997 to December 2002, he worked in Hainan Weilin Electron Co. as general manager. Mr. Li served as section chief of the Project Investment and Evaluation group of the Guangxi Auto & Tractor Research Institution from 1995 to 1997. From 1990 to 1995, he headed up the automated equipment group at the Guangxi Auto & Tractor Research Institution. Mr. Li graduated from Tsinghua University in 1987 with a Bachelor’s degree in Automotive Engineering. He later obtained his Master’s in Transport Engineering from Beijing University in 1991.

Summary Compensation Table

The following table shows the compensation of each of our named executives in 2008. Our named executives are: our chief executive officer, Mr. Jian Fu; our chief financial officer, Ms. XueZhu Xu; and our next two most highly compensated executive officers - our president, Mr. Qingtao Xing, and our chief operating officer, Mr. MingBao Li.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Total ($)

Jian Fu, Chief Executive Officer	2008	$6,828	$8,077	$14,905
	2007	5,162	7,788	12,950

XueZhu Xu, Chief Financial Officer	2008	6,475	8,077	14,552
	2007	5,121	7,629	12,750

Qingtao Xing, President(1)	2008	7,371	28,092	35,463

MingBiao Li, Chief Operating Officer	2008	6,036	8,077	14,113
	2007	4,908	7,470	12,378
(1)  Mr. Xing joined Shiner in 2008.

Narrative Disclosure to Summary Compensation Table.

Compensation paid to our named executives in 2008 consisted solely of cash salary and bonus.  However, in the future, our named executive officers may be eligible to receive other forms of compensation.

Historically, we have not provided our named executives with perquisites or other personal benefits.  Additionally, we do not provide any company-sponsored retirement benefits or deferred compensation programs to any employee, including the named executives (other than a mandatory state pension scheme in which all of our employees in the People's Republic of China participate) because it is not customary to provide such benefits and programs in the PRC.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

Our charter documents require our entire Board of Directors to be elected annually. Our board has designated the five individuals listed below as candidates for election. None of the nominees has a family relationship with the other nominees, any existing director or any executive officer of our company.  With the exception of Mr. Marshall Cogan, each of the nominees is currently serving as a director. Mr. Rizzello has decided not to stand for reelection as a director.  The board, upon careful review of the qualifications of Mr. Cogan and the needs of Shiner, has nominated him to fill the vacancy created by Mr. Rizzello's resignation.

Mr. Marshall Cogan, age 70, has been a member of the board of directors of Ener1 Inc. since 2006 and served as strategic advisor to Ener1 Group, Inc., a private equity firm, during 2006.  For the last five years, Mr. Cogan has been a private equity investor. Mr. Cogan served as a partner of Cogan, Berlind, Weill & Levitt from 1965 to 1971 and vice chairman of Hayden Stone, Inc., predecessor to Shearson-Lehman/American Express, from 1971 to 1973.  Since July 2004, he has been chairman and a director of Greystone Logistics.  Since 1986, Mr. Cogan has been a member of the board of trustees for N.Y.U. Medical Center and a trustee of the Museum of Modern Art.  Previously, Mr. Cogan founded and was chairman of Foamex International, a flexible polyurethane foam manufacturing company and was a director and chairman of Sheller Globe, a manufacturer of steering wheels and related automotive components. He founded and was chairman of United Auto Group, and was chairman of Knoll International and the '21' Club.  Mr. Cogan received his B.A. and M.B.A. from Harvard University.

Unless otherwise specified in the proxy card, the proxies solicited by the board will be voted “FOR” the election of the following nominees:

Yuet Ying
Jian Fu
Brian Cunat
Arnold Staloff
Marshall Cogan

You may find additional information about each of Messrs. Ying, Fu, Cunat and Staloff under the heading "Information About Our Board of Directors", beginning on page 4 of this document.  In case any of the candidates becomes unavailable to stand for election to the board, an event that is not anticipated, the proxy holders will have full discretion and authority to vote or refrain from voting for any substitute nominee in accordance with their judgment.

The terms of directors elected at the annual meeting expire at the 2010 annual meeting or as soon thereafter as their successors are duly elected and qualified. The board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

Directors are elected by a plurality vote of shares present at the meeting, meaning that the nominee with the most affirmative votes for a particular seat is elected for that seat. If you do not vote for a particular nominee, or if you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

The Board of Directors unanimously recommends that you vote
“FOR” the election of each nominee listed above.

Procedure for Shareholder Nominations of Directors

Nominations for the election of directors may only be made by the Board of Directors in consultation with its nominating committee. A shareholder of record may recommend to the committee a candidate for consideration as a nominee. The committee will consider a shareholder nominee only if a shareholder provides written notice to: Shiner International, Inc., 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125), Attention: Corporate Secretary for the Nominating Committee, with a copy to our counsel, William W. Uchimoto, Esq., Buchanan Ingersoll & Rooney PC, 50 S. 16th Street, Suite 3200, Philadelphia, PA 19102-2555, not later than 120 days prior to the anniversary of the mailing of the proxy statement for the prior year's annual meeting of shareholders.  Each such notice must include the name, address and telephone number of the potential nominee; a detailed biography of the potential nominee; and evidence of stock ownership by the presenting shareholder, including the number of shares owned. Nominees properly proposed by eligible shareholders will be evaluated by the nominating committee in the same manner as nominees identified by the committee. To date, no shareholder or group of shareholders has put forth any director nominees.

PROPOSAL NUMBER TWO
APPROVAL OF STOCK OPTION GRANTS
TO OUR INDEPENDENT DIRECTORS

Reasons for Seeking Shareholder Approval

As a company with shares listed on Nasdaq's Global Market, we are subject to Nasdaq's Marketplace Rules. Marketplace Rule 4350(i)(1)(D)(ii) requires shareholder approval for the granting of stock options and other equity incentive awards to officers and directors of a listed company.  The Board of Directors believes it is in the best interests of Shiner and our shareholders to grant each of our independent directors a non-qualified stock option to purchase shares of our common stock and, in recognition of their service during 2008 in assisting Shiner in the realization of its strategic and long-term performance objectives and growth as a relatively new publicly traded company, subject to the receipt of the approval of our shareholders at the annual meeting, the Board of Directors has granted to each of our current independent directors, Messrs. Cunat, Rizzello and Staloff an option to purchase 30,000 shares of our common stock.

The aggregate number of shares that may be issued upon the exercise of all of these option grants is 90,000 shares.  Each of the affected directors abstained from discussions of, and voting on, the award of options to him.  Because Shiner's independent directors are being granted the stock option awards that are the subject of this proposal, they are deemed to have a personal interest in the adoption of this Proposal Two.

If approved by our shareholders at the 2009 Annual Meeting of Shareholders, the principal components of the option grants will be as follows:

Grant Date.  Each of the options will be deemed granted at the close of business on the date of the 2009 annual meeting of shareholders.  For purposes of this discussion, this shall be referred to as the "grant date."

Exercise Price.  The exercise price per share for each option is $1.25.

Vesting Schedule.

•
The options to Messrs. Cunat and Staloff will vest in two installments - 66 2/3% of the option shall vest on June 6, 2009 and the remaining 33 1/3% shall vest on January 7, 2012.  The options shall remain exercisable until the fifth anniversary of the grant date, subject in each case to the optionee's continuing to be associated with Shiner as a director on such dates.

•	The option to Mr. Rizzello will vest in full on June 6, 2009 and shall remain exercisable until June 6, 2012.

Termination Period.

•
With respect to the options granted to Messrs. Cunat and Staloff, upon the optionee’s ceasing to be a director for any reason, all unvested shares then subject to the option shall immediately terminate and cease to be available under the option.  In the event of the optionee’s termination as a director for any reason other than disability or death, the vested portion of the option shall be exercisable for 90 days after the optionee ceases to be a director.  In the event of the optionee’s termination as a director by reason of disability, the vested portion of the option may be exercised for one year after the optionee ceases to be a director.  In the event of the optionee's termination as a director by reason of death, the vested portion of the option may be exercised for six months after the optionee ceases to be a director.

•
With respect to the option granted to Mr. Rizzello, the option may be exercised, in whole or in part, until the June 6, 2012.  In no event may any optionee exercise his option after the expiration date referenced above.

Non-Transferability of Option.  None of the options may be transferred in any manner otherwise than by will or by the laws of descent or distribution and, during the lifetime of the optionee, each of the options may only be exercised by the optionee.

Tax Consequences.  An optionee will generally not recognize income at the time a nonqualified stock option is granted. Rather, the optionee recognizes compensation income only when the nonqualified stock option is exercised. The amount of income recognized is equal to the excess of the fair market value of the common stock received over the sum of the exercise price plus the amount, if any, paid by the optionee for the nonqualified stock option. Shiner is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition of the common stock acquired under a nonqualified stock option, the optionee will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the common stock is disposed of within one year after the nonqualified stock option is exercised, and long-term if the common stock was held more than 12 months as of the sale date.

Vote Required for Approval

The affirmative vote of a majority of the votes cast on this proposal is required to approve this grant of non-qualified stock options to our independent directors.  If you abstain from voting on Proposal Two or do not give your broker directions to vote for or against Proposal Two, your vote will not count either “for” or “against” the proposal.

The Board of Directors unanimously recommends that you vote
"FOR" Proposal Two approving stock option grants to our independent directors.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The firm of Goldman Parks Kurland Mohidin LLP has been selected by the audit committee of our board as the independent registered certified public accounting firm to audit the books and accounts of our company and its subsidiaries for the fiscal year ending December 31, 2008. This firm has served as independent public accountants for our company since 2006. A representative of Goldman Parks Kurland Mohidin LLP is not expected to be present at the annual meeting.

The following table sets forth fees billed to us by Goldman Parks Kurland Mohidin LLP for professional services rendered for 2008 and 2007:

	2008	2007
Audit Fees	$125,000	$115,000
Audit-Related Fees	$5,000	$—

Total	$130,000	$115,000

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of our consolidated financial statements for fiscal years 2008 and 2007, respectively, for the reviews of the financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by Goldman Parks Kurland Mohidin LLP in connection with statutory and regulatory filings or engagements for the relevant fiscal year.

Audit-Related Fees. This category includes the aggregate fees billed during the period for fiscal years 2008 and 2007, respectively, for assurance and related services by Goldman Parks Kurland Mohidin LLP that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for due diligence accounting consultation with respect to our registration statements and agreed-upon procedure reports.

The audit committee has considered the compatibility of the non-audit services performed by and fees paid to Goldman Parks Kurland Mohidin LLP in fiscal year 2008 and has determined that such services and fees were compatible with the independence of the accountants. During fiscal year 2008, Goldman Parks Kurland Mohidin LLP did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

Policy for Approval of Audit and Non-audit Services. The audit committee has adopted an approval policy regarding the approval of audit and non-audit services provided by the independent accountants, which approval policy describes the procedures and the conditions pursuant to which the audit committee may grant general pre-approval for services proposed to be performed by our independent accountants. All services provided by our independent accountants, both audit and non-audit, must be pre-approved by the audit committee. Our audit committee has delegated to the chairman of the audit committee the authority to grant pre-approvals of non-audit services provided by Goldman Parks Kurland Mohidin LLP. The decisions of the chairman of the audit committee to pre-approve such a service are required to be reported to the audit committee at its next regularly scheduled meeting.

In determining whether to approve a particular audit or permitted non-audit service, the audit committee will consider, among other things, whether such service is consistent with maintaining the independence of the independent accountant. The audit committee will also consider whether the independent accountant is best positioned to provide the most effective and efficient service to our company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee has reviewed and discussed with management of Shiner and Goldman Parks Kurland Mohidin LLP, Shiner's independent registered public accounting firm, the audited financial statements of Shiner as of and for the year ended December 31, 2008, including the year ended December 31, 2007, and the year ended December 31, 2006 (the “Audited Financial Statements”). In addition, we have discussed with Goldman Parks Kurland Mohidin LLP the matters required to be discussed by Statement on Auditing Standards No. 114 effective December 15, 2006 ("Communication with Audit Committees").

The audit committee also has received the written disclosures and the letter from Goldman Parks Kurland Mohidin LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with that firm its independence from Shiner and its subsidiaries. The audit committee also discussed with Shiner's management and Goldman Parks Kurland Mohidin LLP such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for the internal controls and the financial reporting process of Shiner and its subsidiaries. Goldman Parks Kurland Mohidin LLP is responsible for performing an independent audit of Shiner’s financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions with management and a review of the report of Goldman Parks Kurland Mohidin LLP with respect to the Audited Financial Statements, and relying thereon, the audit committee has recommended to the board the inclusion of the Audited Financial Statements in Shiner's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

By the Audit Committee of the Board of Directors:

Arnold Staloff, Chairman
Brian Cunat
Joseph Rizzello

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Shiner under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Shiner specifically incorporates the Audit Committee Report by reference therein.

GENERAL INFORMATION

Shareholder Proposals

In order for a proposal by a shareholder to be included in the proxy statement and proxy for the 2010 annual meeting, we must receive such proposal at our principal executive office, to the attention of Feng Zou, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125 no later than December 31, 2009 (which is not more than 120 days prior to the anniversary of the mailing date of this proxy statement), assuming that the date of the annual meeting to be held in 2010 is not changed by more than 30 days from the date of this annual meeting. In such event, we will provide notice of the date by which such proposals must be received in order to be included. Our determination of whether we will oppose inclusion of any proposal in its proxy statement and proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the SEC.

With respect to shareholder recommendations of a candidate for election to the Board of Directors, in order to provide sufficient time to enable the nominating committee to evaluate the candidate in connection with selecting candidates for nomination in connection with our 2010 annual meeting of shareholders, the corporate secretary must receive the shareholder’s recommendation not later than March 1, 2010 nor earlier than January 31, 2010 (which is not less than 60 nor more than 90 days prior to the anniversary of the mailing of this proxy statement).

Any shareholder who intends to present a proposal at the 2010 annual meeting without requesting that we include such proposal in our proxy statement should be aware that he or she must notify us at our principal executive office, attention corporate secretary, not later than March 16, 2010 (which is 45 days prior to the anniversary of the mailing date of this proxy statement) of the intention to present the proposal. Otherwise, we may exercise discretionary voting with respect to such shareholder proposal pursuant to authority conferred by proxies to be solicited by our board and delivered in connection with the meeting.

As of the date of this proxy statement, the board is not aware of any matters to come before the annual meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the annual meeting, the proxy card, if executed and returned, gives discretionary voting authority to the persons named as proxy holders, Jian Fu and Qingtao Xing, our chief executive officer and president, respectively, with respect to such matters.

Additional Information

Under the Nevada General Corporation Law, you will not have any appraisal rights in connection with the actions to be taken at the annual meeting.

Beginning on May 15, 2009 a list of holders of record of our common stock as of the record date will be available at our principal executive office during ordinary business hours for examination by any shareholder holding any of our common stock on the record date for any purpose germane to the annual meeting.

We will pay the cost of preparing, assembling and mailing the notice of annual meeting, this proxy statement, the enclosed proxy card and our annual report on Form 10-K for the year ended December 31, 2008.  We will also pay the costs of the solicitation of proxies for the annual meeting. Our directors, officers and other regular employees may solicit proxies. None of them will receive any additional compensation for such solicitation. People soliciting proxies may contact you in person, by telephone, via e-mail or by facsimile. We will pay brokers or other persons holding stock in their names or the names of their nominees for their reasonable and customary expenses of forwarding soliciting material to their principals.

We will, upon the written request of any person who is a beneficial owner of our common stock on the record date, furnish without charge a copy of our annual report on Form 10-K for the year ended December 31, 2008, together with the accompanying financial statements. We will also furnish a copy of the exhibits to the annual report, if requested. Such requests should contain a representation that the person requesting this material was a beneficial owner of our common stock on the record date and be sent to the secretary of our company at the address indicated on the first page of this proxy statement.

By Order of the Board of Directors

Feng Zou
Corporate Secretary

Haikou, Hainan Province, China
April 30, 2009

Directions

Buchanan Ingersoll & Rooney PC
Two Liberty Place
50 S. 16th Street, Suite 3200
Philadelphia, PA 19102

Detailed driving directions may be found at www.bipc.com/offices.php?OfficeID=7&page=directions

50 S. 16th Street is located on west side of South 16th Street between Chestnut and Ranstead Streets and the entrance is identified as "North Lobby"

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF SHINER INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SHINER INTERNATIONAL, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 5, 2009 AT 10:00 AM

Two Liberty Place, 50 S. 16th Street, Suite 3200, Philadelphia, PA 19102

The undersigned shareholder of Shiner International, Inc. (the "Company") hereby constitutes and appoints Jian Fu, Chief Executive Officer of the Company, and Qingtao Xing, President of the Company, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the offices of Buchanan Ingersoll & Rooney PC, located at Two Liberty Place, 50 S. 16th Street, Suite 3200, Philadelphia, PA 19102, on Friday, June 5, 2009, at 10:00 a.m. Eastern Daylight Time, and at any adjournment or postponement thereof, and to vote all of such shares that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or postponement thereof, as stated on the reverse side.

1.  Proposal One - Election of Directors

The Board of Directors unanimously recommends a vote FOR all director nominees

☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees	☐ For All EXCEPT To withhold authority to vote for any individual nominee(s), mark this box with an X and the numbered box to the left from the numbered list of nominees
☐ (01) Yuet Ying	☐ (02) Jian Fu
☐ (03) Marshall Cogan	☐ (04) Brian G. Cunat
☐ (05) Arnold Staloff

2.  Proposal Two - To Approve Stock Option Grants to the Company's Independent Directors.

The Board of Directors unanimously recommends a vote FOR Proposal Two

To approve stock option grants to the Company's independent directors	☐ FOR	☐ AGAINST	☐ ABSTAIN

The signing shareholder hereby acknowledges receipt of the Notice of Annual Meeting and proxy statement and hereby revokes any proxy or proxies heretofore given.  This proxy may be revoked at any time prior to the Annual Meeting.  If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

THIS PROXY WILL BE VOTED BY THE PROXIES AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS ONE AND TWO AND IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Signature	Date

Signature	Date

NOTE: Please sign exactly as name appears on this proxy. If joint owners, EACH should sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your FULL title as such and the name of such trust, corporation or other organization.